UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2008

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Appointment of Certain Officers.

This Current Report on Form 8-K/A amends certain information included in a Current Report on Form 8-K filed by Accuride Corporation (the “Company”) on September 26, 2008, regarding the compensation to be paid to the Mr. Lasky upon his appointment to serve as the Company’s interim President and Chief Executive Officer.

Mr. Lasky and the Company have agreed that Mr. Lasky will receive annual compensation of $800,000, plus cash equal to the retainer and other cash fees (except meeting fees) paid to the Company’s non-employee directors and upon the same terms and conditions (currently $85,000 per annum), as well as, an annual equity grant equal to the equity grants issued annually to the Company’s non-employee directors (currently 10,000 restricted stock units which vest over one year).  In addition, concurrently with his appointment, the Compensation Committee of the Board granted Mr. Lasky 250,000 shares of restricted common stock of the Company, which shall vest, only if Mr. Lasky remains interim President and Chief Executive Officer of the Company, on the earlier of (i) six months after the grant date, (ii) the date on which the Board shall appoint a new President and Chief Executive Officer of the Company or (iii) the date on which a change of control of the Company occurs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	February 10, 2009	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel